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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-1600, 33-22939 and 33-53792) of the Cyprus Amax Minerals Company Savings Plan and Trust of our report dated June 24, 1998, appearing on page 9 of this Amendment Number 1 to the Annual Report on Form 10-K of Cyprus Amax Minerals Company for the year ended December 31, 1997.



PRICE WATERHOUSE LLP

Denver, Colorado
June 24, 1998